Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Meg Taylor	Marlo DeLeon
Public Relations	Investor Relations
408-988-7200	408-988-7296
meg.taylor@latitude.com	marlo.deleon@latitude.com

LATITUDE REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

SANTA CLARA, Calif., October 21, 2003 — Latitude Communications (Nasdaq: LATD), a leading provider of fully integrated web and voice conferencing applications, today reported its financial results for the third quarter ended September 30, 2003.

Revenue for the quarter was $8.6 million, as compared with $8.3 million in the second quarter of 2003.  In accordance with GAAP, the Company reported a net loss for the quarter of $1.5 million, or $0.08 per share diluted, compared to a net loss of $1.7 million, or $0.09 per share diluted, in the second quarter of 2003.

Cash, cash equivalents and marketable securities totaled $21.2 million as of September 30, 2003.

Service revenue was $6.8 million, as compared with $6.3 million in the previous quarter.   Product revenue was $1.8 million, compared to $2.0 million in the previous quarter.  Service revenue was 79 percent and product revenue was 21 percent of total revenue in the third quarter of 2003.

Revenue from Hewlett-Packard (“HP”) totaled approximately $500,000 for the quarter.  Excluding revenue from HP, service revenue increased 10 percent to $6.3 million in the current quarter from $5.7 million in the second quarter of 2003 and 15% from the $5.5 million in the third quarter of 2002.  This increase was primarily driven by growth in non-HP MeetingPlace Services revenue, which increased 27 percent sequentially to $3.4 million in the current quarter from $2.6 million in the second quarter of 2003 and increase 127 percent from $1.5 million in the prior year quarter.  MeetingPlace Services include the Company's managed, hosted and premium service offerings.

“We are pleased to deliver a sequential increase in quarterly revenue, driven by the growth in our MeetingPlace Services business,” said Rick McConnell, chief executive officer.  “The consistent growth in both voice and web conferencing is generating an increasing market opportunity for MeetingPlace. Additionally, our reduction in operating expenses this quarter demonstrates our focus on returning to sustainable profitability as soon as possible.”

The Company will host a conference call related to these announcements today at 1:30 p.m. Pacific Daylight Time. Access to the call will be available both on a live, as well as recorded, basis through the Company’s Web site at http://www.latitude.com/investor.

Cautionary Language

This press release contains forward-looking statements regarding Latitude’s future operating results and business strategies that involve risks and uncertainties that could cause actual results to differ materially from those in such statements. All forward-looking statements in this release are based upon information available to Latitude as of the date hereof, and Latitude assumes no obligation to update any such forward-looking statements. Potential risks and uncertainties include, without limitation, Latitude’s limited operating history, economic uncertainty and resulting weakness in capital expenditures, the Company’s shift toward a more services-oriented business, the Company’s dependence upon major customers, potential fluctuations in operating results, intense competition, including price competition, from substantially larger, more recognized companies, the early stage of development of the market for integrated rich-media conferencing systems, the Company’s reliance on the performance of its development and distribution partners, uncertain market acceptance for Latitude’s products and services, and rapid technological change. Risk factors are described in detail in the company’s annual report on Form 10-K for the year ended December 31, 2002, Form 10-Q for the quarter ended June 30, 2003 and in its other filings with the Securities and Exchange Commission.

About Latitude Communications

Latitude Communications is a leading provider of fully integrated web and voice conferencing applications that make remote meetings as natural and productive as face-to-face meetings. Its flagship solution, MeetingPlace, is used by over a third of the Fortune 50, including Agilent, Cap Gemini Ernst & Young and Lockheed Martin. Unlike other conferencing solutions, MeetingPlace is deployed directly on a company’s private voice and data networks, regardless of whether the system is hosted or in-house.  Through this “on-network” deployment and seamless integration with enterprise applications like Outlook, Notes and corporate directories, MeetingPlace provides enterprises with unparalleled cost savings, security and customer satisfaction.  Visit www.latitude.com or call 800-999-7400.

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NOTE: MeetingPlace is a registered trademark of Latitude Communications, Inc. All other product and company names are trademarks of their respective holders.

LATITUDE COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	3 Months Ended September 30,		9 Months Ended September 30,
	2003	2002	2003	2002

Revenue:
Product	$1,846	$3,211	$5,772	$10,135
Service	6,757	7,557	20,569	20,120
Total revenue	8,603	10,768	26,341	30,255
Cost of revenue:
Product	750	1,311	2,260	3,719
Service	3,898	3,632	10,720	10,394
Total cost of revenue	4,648	4,943	12,980	14,113
Gross profit	3,955	5,825	13,361	16,142

Operating expenses:
Research and development	1,451	1,702	3,971	4,610
Marketing and sales	2,966	4,614	9,468	13,930
General and administrative	1,099	1,249	3,348	3,894
Restructuring charge	—	5,400	—	5,400
Purchased in-process technology	—	—	70	—
Amortization of deferred stock compensation	—	55	—	181
Total operating expenses	5,516	13,020	16,857	28,015
Loss from operations	(1,561)	(7,195)	(3,496)	(11,873)
Interest income, net	64	212	336	729
Loss before benefit from (provision for) income taxes	(1,497)	(6,983)	(3,160)	(11,144)
Benefit from (provision for) income taxes	(24)	(8,965)	(72)	(7,498)

Net loss	$(1,521)	$(15,948)	$(3,232)	$(18,642)

Net loss per share - basic	$(0.08)	$(0.82)	$(0.17)	$(0.96)

Shares used in per share calculation - basic	19,517	19,375	19,456	19,345

Net loss per share - diluted	$(0.08)	$(0.82)	$(0.17)	$(0.96)

Shares used in per share calculation - diluted	19,517	19,375	19,456	19,345

LATITUDE COMMUNICATIONS, INC.

RECONCILIATION OF GAAP NET LOSS PER SHARE

TO PRO-FORMA NET LOSS PER SHARE

(Amounts in thousands, except per share amounts)

(Unaudited)

	3 Months Ended September 30,		9 Months Ended September 30,
	2003	2002	2003	2002

Net loss - as reported (GAAP)	$(1,521)	$(15,948)	$(3,232)	$(18,642)
Pro-forma adjustments:
Amortization of deferred stock compensation	—	55	—	181
Purchased in-process technology	—	—	70	—
Restructuring charge	—	5,400	—	5,400
Income tax rate effect at 36%	563	9,515	1,184	9,501

Pro-forma net loss	$(958)	$(978)	$(1,978)	$(3,560)

Pro-forma net loss per share - diluted	$(0.05)	$(0.05)	$(0.10)	$(0.18)

USE OF PRO-FORMA FINANCIAL INFORMATION

To supplement our consolidated financial statements presented on a GAAP basis, Latitude uses non-GAAP, or pro-forma, measures of operating results, net income (loss) and net income (loss) per share, which are adjusted to exclude stock based compensation, purchased in-process technology, restructuring charges and to ensure consistency of income tax rates that we believe are approximate to enhance the overall understanding of our financial performance.  These adjustments to our GAAP results are made with the intent of providing both management and investors a supplemental understanding of Latitude’s underlying operational results and trends.  Adjusted pro-forma results are among the indicators management uses as a basis for planning and forecasting our business.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for Latitude’s financial results prepared in accordance with generally accepted accounting principles in the United States.

LATITUDE COMMUNICATIONS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share amounts)

(Unaudited)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$21,172	$13,119
Short-term investments	—	12,066
Accounts receivable, net	5,344	7,035
Inventory	1,291	952
Prepaid and other assets	1,902	2,135
Total current assets	29,709	35,307
Property and equipment, net	3,339	3,915
Goodwill, net	914	—
Deposits and other long-term assets	961	1,060

Total assets	$34,923	$40,282

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$519	$744
Accrued liabilities	4,528	5,274
Deferred revenue	4,777	5,054
Total current liabilities	9,824	11,072
Other non-current liabilities	1,611	2,605
Total liabilities	11,435	13,677
Stockholders’ equity:
Common stock, $0.001 par value	19	19
Additional paid-in capital	57,987	57,757
Accumulated other comprehensive income (loss)	(65)	49
Accumulated deficit	(34,453)	(31,220)
Total stockholders’ equity	23,488	26,605

Total liabilities and stockholders’ equity	$34,923	$40,282